                                                                    Exhibit 99.1


MEDIA CONTACTS:                     INVESTOR CONTACT:
Charlotte Fox                       Karen Vernamonti
CSFBDIRECT                          CSFBDIRECT
201.308.3562                        201.308.3475
cfox@CSFBdirect.com                 kvernamonti@CSFBdirect.com

William G. Armstrong Jr.
G.S. Schwartz & Co.
212.725.4500
wga@schwartz.com


                      CSFBDIRECT REPORTS FULL YEAR RESULTS

   -- REVENUES INCREASE BY 50 PERCENT - WORLDWIDE TRADES GROW BY 60 PERCENT -
                   WORLDWIDE ACTIVE ACCOUNTS UP 50 PERCENT --


JERSEY CITY, N.J. -- FEBRUARY 8, 2001 -- CSFBDIRECT, (NYSE: DIR), formerly DLJDIRECT, the online brokerage service of Credit Suisse First Boston, reported a 50 percent increase in total revenues to $358.4 million for the year ended December 31, 2000 and a net loss from operations of $3.8 million or $0.04 per diluted share, compared to total revenues of $239.1 million and operating net income of $6.9 million or $.07 per diluted share in 1999. For the quarter ending December 31, 2000, the business incurred a net loss from operations of $6.7 million or $0.06 per diluted share on revenues of $80.4 million, compared to an operating loss of $2.0 million or $0.02 per diluted share on revenues of $76.7 million for the same period in 1999.

CSFBDIRECT's full year and fourth quarter operating results for 2000 exclude $4.1 million of after-tax expenses related to the adoption of its new name. Including rebranding expense items, the reported net loss was $7.9 million or $0.08 per diluted share for the year and $10.8 million, or $0.10 per diluted share for the fourth quarter 2000. CSFBDIRECT will be reimbursed for rebranding expenses by Credit Suisse First Boston (USA), Inc. in the form of capital contributions.

FIRM HIGHLIGHTS

"CSFBDIRECT completed another year of notable accomplishments in one of the most volatile markets in history," said Blake Darcy, Chief Executive Officer of CSFBDIRECT.
"We processed record trading volumes -- 60 percent higher than last year -- launched new products and services, including managed accounts, Asset Allocator(TM) and streaming Level II quotes; provided our investors entree to the world of institutional research conferences via Webcast of Credit Suisse First Boston's Technology Conference; opened our first branch office in Boca Raton; and expanded our institutional focus to include the Registered Investment Advisor community complementing our offering of self-directed brokerage services to 401k plan administrators. Internationally, we launched the CSFBDIRECT service in the Middle East and Hong Kong via joint ventures with strong, respected partners. Despite the year's market turbulence, we generated operating income of $66.1 million before taxes and marketing expenses."

Darcy added that iNautix Technologies, CSFBDIRECT's technology group, achieved several milestones this year -- revenues doubled, a major software development operation was established in Chennai, India, and iNautix was awarded the prestigious CMM Level 2 certification from the Software Engineering Institute
(SEI) of Carnegie Mellon. iNautix is now one of the few U.S. e-developers with this notable distinction.

Glenn Tongue, President of CSFBDIRECT, noted, "To ensure continued quality execution and customer service, we completed installation of fully redundant processing and call centers, opened a new customer service call center in Sandy City, Utah, and were first to establish entirely paperless account application and transfer centers. CSFBDIRECT continued to win accolades for outstanding service and maintained its #1 ranking as manager/co-manager of IPO underwritings among online brokerage companies for the second year in a row. Further, we renamed the company, highlighting our association with Credit Suisse First Boston, a global powerhouse, which enables us to broaden product offerings to our sophisticated, self-directed investors."

FULL YEAR RESULTS

CSFBDIRECT continued to post strong increases to major industry metrics. Total worldwide trades reached 9.3 million -- 60 percent over last year -- while total worldwide customer accounts grew 36 percent to nearly 1.1 million and active customer accounts increased 50 percent to 520,000. Revenues for the twelve months ending December 31, 2000 reached $358.4 million, 50 percent higher than in 1999. Commissions grew by 35 percent to $193.5 million while interest revenues of $73.8 million were 87 percent higher than last year. Fees increased by 76 percent to $84.2 million as iNautix continued to generate record revenues -- more than 100 percent over last year to $50.7 million. iNautix designs, develops, and hosts global e-commerce solutions; its products are now being used by more than 300 financial services firms. Underwriting revenues decreased by 24 percent to $6.8 million attributable to a slow-down of new offerings during the third and fourth quarters of 2000.

Net of rebranding expenses, operating expenses increased 59 percent over last year to $353 million largely attributable to higher employee-related expenses reflecting increased headcount. Higher trading volumes resulted in increased brokerage and clearing expenses; call and technology center expansion contributed to higher occupancy as well as communications and technology expenses; and other expenses grew commensurate with the expansion of the business.

Continued expansion and investment in growing international operations contributed to higher losses sustained by our joint ventures in Japan, the Middle East and Hong Kong as the combined net losses posted by joint venture operations totaled $7.0 million compared to $3.2 million last year.

INTERNATIONAL RESULTS

The international component of CSFBDIRECT's business experienced significant growth during the year. DLJDIRECT SFG, our Japanese joint venture, reported its fifth consecutive quarter of record revenues. Active customer accounts grew nearly four-fold and average daily trades were ten times that of last year. DLJDIRECT SFG Securities processed nearly 8,200 trades per day for the fourth quarter, up 21 percent over the third quarter 2000.

Active customer accounts numbered 54,000 with average assets per account of $50,000. The company is rated number one by Gomez and has received the "Best Online Financial Site" award from the Electronic Commerce Research Committee, a non-profit-organization sponsored by Microsoft, Japan Oracle, Compaq, KPMG and others. "We are especially proud of DLJDIRECT SFG's performance," said Darcy. "We have every expectation that Hutchison CSFBDIRECT, our joint venture in Hong Kong, will enjoy similar success as we increase awareness in this important marketplace."

DLJDIRECT Ltd., the fourth largest broker in the UK by number of accounts and online trades, also reported impressive growth in 2000. Both active customer accounts and average daily trades increased more than six-fold over last year. DLJDIRECT Ltd. was rated the number one online brokerage Web site for ease of use by Gomez, and the number one online broker by Find.co.uk and the GOOD WEB GUIDE TO MONEY 2000. Additionally, CSFBDIRECT, which supports DLJDIRECT Ltd.'s customers investing in U.S. equities, was voted Best Overseas Sharedealing Service in the UK by SHARES Magazine.

In the Middle East, our joint venture, CSFBDIRECT-EUnion, received the "Best Financial Services Site" award at the Visa/Arabian Business.com Awards in Dubai. Panel members included IT professionals from Compaq, IBM, Microsoft, and Oracle.


FOURTH QUARTER RESULTS

Total revenues reached $80.4 million, 5 percent higher than $76.7 million posted a year ago, as lower commission revenues were more than offset by higher fees and interest revenues. Fees of $26.0 million represented a quarterly record for the business primarily due to iNautix posting its ninth consecutive quarter of record revenue generation. Pre-tax loss from operations of $8.6 million, compared to a net operating loss of $734,000 in 1999, was primarily as a result of higher employee-related expenses.

CREDIT SUISSE FIRST BOSTON (USA), INC. FINANCIAL REPORTING

Credit Suisse First Boston (USA), Inc. plans to release its fiscal 2000 earnings together with its ultimate parent, Credit Suisse Group, on or around March 13, 2001. The Company expects to post a substantial after-tax loss for the year. This loss results, to a large extent, from restructuring charges and other non-recurring expenses associated with the acquisition of the Company by Credit Suisse Group on November 3, 2000 as well as other related integration costs. The Company experienced a decline in business activity beginning in September due to integration efforts and slower market and other conditions during the fourth quarter 2000. The Company is a part of the Credit Suisse First Boston business unit of Credit Suisse Group, but its results do not reflect the overall performance of the entire business unit or that of Credit Suisse Group.

ABOUT CSFBDIRECT

CSFBDIRECT is one of the world's premier online brokerage firms offering a diversified range of investment products and services to sophisticated, self-directed investors. As of December 31, 2000, CSFBDIRECT had over one million worldwide customer accounts representing nearly $23 billion in assets.

CSFBDIRECT has received numerous honors over the past year, including number one for "Transaction Performance and Transaction Success Rate" in November 2000 by Keynote Systems, Inc.; "Best for Site Reliability" in August 2000 by TheStreet.com's Online Broker Survey; "Top Online Broker" by the 2000 Reader's Choice Awards, WORTH magazine; "Best of the Web" in August 2000 by Forbes.com; "Best Bet, Feature Rich" in May 2000 by PC WORLD magazine; and a "4-Star Rating" in Spring 2000 by BARRON'S magazine.

Headquartered in Jersey City, NJ with offices in Parsippany, NJ, Charlotte, NC, Delray Beach, FL, Sandy City, UT, London, Tokyo, Hong Kong, and Dubai, CSFBDIRECT employs more than 1,800 people. CSFBDIRECT trades on the New York Stock Exchange under the ticker symbol "DIR" as a tracking stock of Credit Suisse First Boston (USA), Inc. For more information on CSFBDIRECT, visit the company's Web site at www.CSFBdirect.com.

ABOUT CREDIT SUISSE FIRST BOSTON

Credit Suisse First Boston (CSFB) is a leading global investment banking firm serving institutional, corporate, government and individual clients. CSFB's businesses include securities underwriting, sales and trading, investment and merchant banking, financial advisory services, investment research, venture capital, correspondent brokerage services and online brokerage services. It operates in over 76 locations across more than 37 countries and 6 continents, and has some 28,000 staff worldwide. The Firm is a business unit of the Zurich based Credit Suisse Group, a leading global financial services company.


                               -- TABLES FOLLOW --

                                   CSFBDIRECT
             COMBINED SUMMARY OF OPERATIONS (UNAUDITED) - SEE NOTE 2
           (in thousands, except per share data and financial ratios)

                                                      ------------------------------------------------
                                                           QUARTER ENDED              YEARS ENDED
                                                            DECEMBER 31,              DECEMBER 31,
                                                         2000         1999         2000        1999
                                                      ------------------------------------------------
Revenues:
  Commissions                                         $  36,197    $  44,380    $ 193,490    $ 142,805
  Underwritings                                             572        3,519        6,821        8,987
  Fees                                                   25,977       14,957       84,169       47,811
  Interest                                               17,638       13,817       73,871       39,529
                                                      ---------    ---------    ---------    ---------
      Total revenues                                     80,384       76,673      358,351      239,132
                                                      ---------    ---------    ---------    ---------
Costs and expenses:
  Compensation and benefits                              35,795       19,640      124,119       60,991
  Interest                                                  393          359        1,555        1,061
  Brokerage, clearing, exchange
    fees, and other                                      10,811       12,267       53,329       39,206
  Advertising                                            13,075       25,452       60,260       62,913
  Occupancy and related costs                             5,994        1,493       15,554        3,988
  Communications and technology                          10,197        8,412       44,124       25,169
  Rebranding costs (1)                                    6,600         --          6,600         --
  Other operating expenses                               12,719        9,784       53,562       27,764
                                                      ---------    ---------    ---------    ---------

    Total costs and expenses                             95,584       77,407      359,103      221,092
                                                      ---------    ---------    ---------    ---------

Income (loss) before income tax provision (benefit)
and equity in net loss of joint ventures                (15,200)        (734)        (752)      18,040
                                                      ---------    ---------    ---------    ---------
Income tax provision (benefit)                           (5,842)          86          183        7,893

Equity in net loss of joint ventures (3)                 (1,403)      (1,167)      (6,995)      (3,215)
                                                      ---------    ---------    ---------    ---------
Net income (loss)                                     $ (10,761)   $  (1,987)   $  (7,930)   $   6,932
                                                      =========    =========    =========    =========
Earnings (loss) per share (4):
   Basic                                              $   (0.10)   $   (0.02)   $   (0.08)   $    0.07
   Diluted                                            $   (0.10)   $   (0.02)   $   (0.08)   $    0.07
                                                      =========    =========    =========    =========
Weighted average notional and outstanding
shares:
   Basic                                                102,650      102,650      102,650      102,650
   Diluted                                              102,650      102,650      102,650      102,660
                                                      =========    =========    =========    =========
Earnings attributable to:
   CSFB (USA) Retained Interest                       $  (8,835)   $  (1,631)   $  (6,511)   $   7,835
   CSFBDIRECT Tracking Stock (2)                         (1,926)        (356)      (1,419)        (903)
                                                      =========    =========    =========    =========
Tracking Stock earnings per share (4):
   Basic                                              $   (0.10)   $   (0.02)   $   (0.08)   $   (0.05)
   Diluted                                            $   (0.10)   $   (0.02)   $   (0.08)   $   (0.05)
                                                      =========    =========    =========    =========
Tracking Stock weighted average common shares:
   Basic                                                 18,400       18,400       18,400       18,400
   Diluted                                               18,400       18,400       18,400       18,400
                                                      =========    =========    =========    =========

                                   CSFBDIRECT
             COMBINED SUMMARY OF OPERATIONS (UNAUDITED) - SEE NOTE 2
           (in thousands, except per share data and financial ratios)

                                                   -----------------------------------------------
                                                         YEARS ENDED
                                                         DECEMBER 31,             2000 VS. 1999
                                                     2000          1999           $           %
                                                   -----------------------------------------------
Revenues:
  Commissions                                      $ 193,490    $ 142,805    $  50,685      35.5%
  Underwritings                                        6,821        8,987       (2,166)    (24.1)%
  Fees                                                84,169       47,811       36,358      76.0%
  Interest                                            73,871       39,529       34,342      86.9%
                                                   ---------    ---------    ---------    ------
      Total revenues                                 358,351      239,132      119,219      49.9%
                                                   ---------    ---------    ---------    ------

Costs and expenses:
  Compensation and benefits                          124,119       60,991       63,128     103.5%
  Interest                                             1,555        1,061          494      46.6%
  Brokerage, clearing, exchange
    fees, and other                                   53,329       39,206       14,123      36.0%
  Advertising                                         60,260       62,913       (2,653)     (4.2)%
  Occupancy and related costs                         15,554        3,988       11,566     290.0%
  Communications and technology                       44,124       25,169       18,955      75.3%
  Rebranding costs (1)                                 6,600         --          6,600       NM
  Other operating expenses                            53,562       27,764       25,798      92.9%
                                                   ---------    ---------    ---------    ------

    Total costs and expenses                         359,103      221,092      138,011      62.4%
                                                   ---------    ---------    ---------    ------
Income before income tax provision and equity in
net loss of joint ventures                              (752)      18,040      (18,792)   (104.2)%
                                                   ---------    ---------    ---------    ------
Income tax provision                                     183        7,893       (7,710)    (97.7)%

Equity in net loss of joint ventures (3)              (6,995)      (3,215)      (3,780)   (117.6)%
                                                   ---------    ---------    ---------    ------
Net income                                         $  (7,930)   $   6,932    $ (14,862)   (214.4)%
                                                   =========    =========    =========    ======

Earnings per share (4):
   Basic                                           $   (0.08)   $    0.07    $   (0.15)   (214.3)%
   Diluted                                         $   (0.08)   $    0.07    $   (0.15)   (214.3)%
                                                   =========    =========    =========    ======
Weighted average notional and outstanding
shares:
   Basic                                             102,650      102,650            0       0.0%
   Diluted                                           102,650      102,660           10       0.0%
                                                   =========    =========    =========    ======
Earnings attributable to:
   CSFB (USA) Retained Interest                    $  (6,511)   $   7,835    $ (14,346)   (183.1)%
   CSFBDIRECT Tracking Stock (2)                      (1,419)        (903)        (516)     57.1%
                                                   =========    =========    =========    ======
Tracking Stock earnings per share (4):
   Basic                                           $   (0.08)   $   (0.05)   $   (0.03)     60.0%
   Diluted                                         $   (0.08)   $   (0.05)   $   (0.03)     60.0%
                                                   =========    =========    =========    ======
Tracking Stock weighted average common shares:
   Basic                                              18,400       18,400            0       0.0%
   Diluted                                            18,400       18,400            0       0.0%
                                                   =========    =========    =========    ======

                                   CSFBDIRECT
             COMBINED SUMMARY OF OPERATIONS (UNAUDITED) - SEE NOTE 2


(1) Credit Suisse First Boston (USA), Inc. (formerly Donaldson, Lufkin & Jenrette, Inc.) and Subsidiaries, ("CSFB (USA), Inc.") became an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland, as a result of a merger which was completed on November 3, 2000. The merger did not have an effect on the outstanding shares of DLJDIRECT common stock. Effective January 15, 2001, DLJDIRECT changed its name to CSFBDIRECT. All references to DLJDIRECT have been changed to CSFBDIRECT. Costs incurred as a result of the name change are included in rebranding costs in the combined summary of operations.

(2)   CSFBDIRECT represents a combination of the assets and liabilities of CSFB
      (USA), Inc.'s existing online discount brokerage and related investment services, rather than a separately incorporated entity. CSFBDIRECT Common Stock tracks the separate performance of these businesses for periods subsequent to the date of the offering ("Tracking Stock"). On May 28, 1999, CSFB (USA), Inc. issued in an initial public offering, 18.4 million shares of CSFBDIRECT Common Stock. The shares of CSFBDIRECT Common Stock have no voting rights, except in certain limited circumstances. Even though CSFB (USA), Inc. has allocated certain assets, liabilities, revenues, expenses and cash flows to CSFBDIRECT, that allocation will not change the legal title to any assets or responsibility for any liabilities. Holders of Tracking Stock are common stockholders of CSFB
      (USA), Inc. and are subject to all the risks associated with an investment in CSFB (USA), Inc.

      Prior to the offering, CSFB (USA), Inc. designated its existing common stock as CSFB (USA), Common Stock which represents the performance of CSFB
      (USA), Inc.'s primary businesses plus a retained interest in CSFBdirect. All of CSFB (USA), Inc.'s businesses other than those included in CSFBDIRECT, plus its retained interest in CSFBDIRECT, are referred to as CSFB (USA). As a result of the offering, CSFB (USA) has a retained interest of 82.1% in CSFBDIRECT represented by 84.3 million notional shares. The 18.4 million shares of CSFBdirect Tracking Stock reflects the 17.9% owned by the public. Prior to the offering CSFB (USA) had a 100% interest in the earnings of CSFBDIRECT.

(3) CSFBDIRECT has a 50% interest in joint ventures in Japan, Hong Kong and the Middle East which amounts are included in equity from net loss of joint ventures in the combined statement of operations.

(4) Earnings per share amounts have been calculated by dividing net income by the weighted average notional and outstanding tracking shares. The notional shares represent CSFB (USA)'s 82.1% retained interest in CSFBDIRECT. Prior to the offering, CSFB (USA) had a 100% interest in the earnings of CSFBdirect.

      Tracking Stock earnings per common share amounts have been calculated by dividing earnings applicable to common shares by the weighted average actual common shares outstanding.